Exhibit 16.1
February 13, 2008
Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re:   Change in Certifying Accountant
Ladies and Gentlemen:
We have read item 4.01 of NovaRay, Medical, Inc.’s Form 8-K dated February 13, 2008 and we agree with the statements therein concerning Gruber & Company, LLC.
/s/ Gruber & Company, LLC
Gruber & Company, LLC